FOR IMMEDIATE RELEASE

Media	Investors
Neil Hirsch	Christin O’Donnell
Media@labcorp.com	Investor@labcorp.com

Labcorp Announces 2025 Fourth Quarter and Full Year Results
Company Provides 2026 Guidance

•Financial results from Operations versus 2024:
◦Revenue: Q4 of $3.52 billion vs $3.33 billion; Full year of $13.95 billion vs $13.01 billion
◦Diluted EPS: Q4 of $1.98 vs $1.70; Full year of $10.46 vs $8.84
◦Adjusted EPS: Q4 of $4.07 vs $3.45; Full year of $16.44 vs $14.57
◦Free Cash Flow: Q4 of $490.3 million vs. $665.1 million; Full year of $1.21 billion vs $1.10 billion
•Provided Full-Year 2026 Enterprise Revenue, Adjusted EPS and Free Cash Flow guidance:
◦Revenue of $14.61 billion to $14.79 billion; midpoint growth of 5.4%
◦Adjusted EPS of $17.55 to $18.25; midpoint growth of 8.9%
◦Free Cash Flow of $1.24 billion to $1.36 billion; midpoint growth of 7.8%
•Expanded partnerships with health systems and regional/local laboratories by signing or closing 13 transactions in 2025
•Advanced leadership in specialty testing, launching more than 130 innovative new tests in 2025, including in oncology, women’s health, neurology and autoimmune
•Announced strategic investment to build a modern, state-of-the-art 500,000 square foot Central Laboratory facility to address growth in demand

BURLINGTON, N.C., February 17, 2026 – Labcorp Holdings Inc. (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the fourth quarter and full year ended December 31, 2025, and provided 2026 guidance.

“In 2025, Labcorp grew revenue over 7% and delivered double-digit adjusted EPS growth, margin expansion and strong free cash flow. Performance was driven by continued strength in our Diagnostics and Central Laboratory businesses,” said Adam Schechter, Chairman and CEO of Labcorp. “We made significant progress across our strategic priorities, and we begin 2026 with strong momentum, and expect continued strong performance in 2026 as we remain focused on growth.”

In the fourth quarter of 2025, Labcorp advanced its position as a partner of choice for health systems and regional/local laboratories, expanding access to Labcorp’s broad menu of routine and specialty tests and driving efficiencies for customers. In the quarter, Labcorp:
•Entered into an agreement to acquire select outreach laboratory services from Parkview Health.

•Completed the acquisition of select outreach assets from Community Health Systems.

•Completed the acquisition of select anatomic pathology assets from Incyte Diagnostics.

•Subsequent to quarter end, completed the acquisition of select assets of Empire City Laboratories.

Throughout fourth quarter and subsequent to quarter end, the company continued to harness the power of science, technology and innovation:
•Launched the first FDA-cleared blood test for Alzheimer’s disease assessment in primary care settings, enabling wider access, improving early evaluation and supporting timely patient care.

•Expanded access to its molecular residual disease (MRD) testing for stage I–III breast cancer, stage I–IIIA non-small cell lung cancer and stage III colon cancer to help clinicians detect cancer recurrence earlier than traditional imaging.

•Launched several new consumer-initiated tests through Labcorp OnDemand, including tests for food allergies, micronutrients and thyroid health.

•Announced that it became the first U.S. commercial laboratory to enter an agreement to implement Roche’s fully automated mass spectrometry solution.

•Announced a strategic investment to build a new state-of-the-art 500,000 square foot Central Laboratory facility in Indiana, with construction expected to begin later in 2026.

On January 14, 2026, the company announced a quarterly cash dividend of $0.72 per share of common stock, payable on March 12, 2026, to stockholders of record at the close of business on February 27, 2026. In the quarter, Labcorp repurchased $225 million of common stock, resulting in full year total share repurchase of $450 million.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended Dec 31,				Year Ended Dec 31,
	2025		2024	Delta	2025	2024	Delta

Revenue Summary (Dollars in billions)
Total Revenue	$3.52		$3.33	5.6%	$13.95	$13.01	7.2%
Organic (1)				3.8%			4.4%
Acquisitions, net of Divestitures				1.2%			2.5%
Foreign Exchange				0.6%			0.4%

(1) Organic revenue is no longer separated between the Base Business and COVID-19 Testing.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$267.6		$216.5		$1,384.7	$1,086.7
OI as % of Revenue	7.6%		6.5%	110 bps	9.9%	8.4%	160 bps

Adjustments (2)	$220.1		$206.7		$616.9	$710.3

Adjusted Operating Income (“AOI”) (3)	$487.7	(4)	$423.2		$2,001.6	$1,797.0
AOI as % of Revenue	13.9%	(4)	12.7%	120 bps	14.3%	13.8%	50 bps

Net Earnings Attributable to Labcorp Holdings Inc.	$164.7		$143.4		$876.5	$746.0
Diluted EPS	$1.98		$1.70		$10.46	$8.84
Adjusted EPS (3)	$4.07		$3.45		$16.44	$14.57

(2) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(3) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(4) The increase in adjusted operating income and margin was primarily driven by organic growth in Diagnostics and Central Labs.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended Dec 31,			Year Ended Dec 31,
	2025		2024	2025	2024
Cash Flow Summary (Dollars in millions)

Operating Cash Flow	$614.2		$777.2	$1,640.5	$1,585.8
Capital Expenditures	123.9		112.1	434.5	489.9
Free Cash Flow	$490.3	(1)	$665.1	$1,206.0	$1,095.9

(1) The decrease in free cash flow was primarily driven by working capital timing.
Capital Allocation Summary

•At the end of the quarter, Labcorp’s cash and cash equivalents balance was $532.3 million and total debt was $5.58 billion.

•During the quarter, the company invested $258.0 million in acquisitions, paid out $59.3 million in dividends, and repurchased $225.0 million of stock.

•During the year, the company invested $582.0 million in acquisitions, paid out $240.7 million in dividends, and repurchased $450.0 million million of stock.

LABCORP HOLDINGS INC.
Diagnostics Laboratories Segment Summary

	Three Months Ended December 31,
	2025		2024	Delta
Revenue Summary (Dollars in billions)
Total Revenue	$2.73		$2.59	5.5%
Organic (1)				4.1%
Acquisitions, net of Divestitures				1.5%

(1) Organic revenue is no longer separated between the Base Business and COVID-19 Testing.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$419.2		$359.5
AOI as % of Revenue	15.4%	(4)	13.9%	150 bps

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating margin increased primarily driven by organic growth, which includes Invitae.

	Three Months Ended Dec 31,
	2025
	Requisition	Price/Mix
	Volume Delta (5)	Delta (5)
Metrics Summary
Total	2.2%	3.3%
Organic (6)	1.1%	3.0%
Acquisitions, net of Divestitures	1.1%	0.3%
Foreign Exchange	—%	—%

(5) Column shows changes versus the three months ended December 31, 2024.
(6) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC.
Biopharma Laboratory Services Segment Summary

	Three Months Ended December 31,
	2025		2024	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$793.0		$767.0	3.4%	(1)
Organic				0.6%
Foreign Exchange				2.8%

(1) Central Labs revenue growth of 11.1%; Early Development revenue was down 13.5%.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$136.1	(4)	$130.8
AOI as % of Revenue	17.2%		17.0%	10 bps	(4)

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating income was slightly up due to Central Labs revenue growth.

	As of December 31,
	2025
Metrics Summary (Dollars in billions)
TTM Net Orders	$3.37
TTM Book-to-Bill	1.09
Backlog	$8.72	(5)
Next Twelve Months Forecast Backlog Conversion	$2.66

(5) Backlog increased 9.2% compared to this period last year

Guidance for 2026

The following guidance assumes foreign exchange rates effective as of December 31, 2025, for the full year. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases and dividends.

(Dollars in billions, except per share data)

	Results	2026 Guidance

	2025	Low	High
Revenue
Labcorp Enterprise (1)(2)	$13.95	4.7%	6.0%
Diagnostics Laboratories (3)	$10.88	5.0%	6.0%
Biopharma Laboratory Services (4)	$3.10	3.0%	5.0%

Adjusted EPS	$16.44	$17.55	$18.25

Free Cash Flow	$1.21	$1.24	$1.36

(1) 2026 Guidance includes an impact from foreign currency translation of 0.4%.
(2) Enterprise level revenue is presented net of intercompany transaction eliminations.
(3) 2026 Guidance includes an impact from foreign currency translation of 0.1%.
(4) 2026 Guidance includes an impact from foreign currency translation of 1.7%.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company’s website at www.Labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A conference call discussing Labcorp’s quarterly results will be held today at 9:00 a.m. ET and is available by registering at this link, which will provide a dial-in number and unique PIN to access the call. It is recommended that participants join 10 minutes prior to the start of the call, although participants may register and join at any time during the call. A live webcast of Labcorp’s quarterly conference call on February 17, 2026, will be available at the Labcorp Investor Relations website beginning at 9:00 a.m. ET. This webcast will be archived and accessible through February 4, 2027.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 71,000 employees serve clients in approximately 100 countries, provided support for more than 85% of the new drugs and therapeutic products approved by the FDA in 2025 and performed more than 750 million tests for patients around the world. Learn more at www.labcorp.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2026 guidance and related assumptions, (ii) the impact of various factors on operating and financial results, including global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iii) future business strategies, (iv) expected savings, synergies and other benefits to the company, customers or patients from acquisitions and other transactions and partnerships, and (v) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the failure to receive tax-free treatment with respect to the spin-off of the company’s former Clinical Development and Commercialization Services business for U.S. federal income purposes; (ii) the impact of spin-off related items; (iii) personnel costs and potential difficulties with employee relations and retention; (iv) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (v) the impact of changes to existing or adoption of new laws and regulations applicable to the company, including healthcare reform, or changes to the interpretation and application of such laws and regulations; (vi) customer purchasing decisions, including changes in payer regulations or policies; (vii) adverse actions of governmental and third-party payers; (viii) changes in testing guidelines or recommendations; (ix) the impact of global geopolitical events; (x) the effect of public opinion on the company's reputation; (xi) adverse results in material litigation matters; (xii) failure to maintain or develop customer relationships; (xiii) the company's ability to develop or acquire new products and adapt to technological changes; (xiv) failure of the company’s information technology, systems, or data security; (xv) the impact of potential losses under repurchase agreements; (xvi) adverse weather conditions; (xviii) the number of revenue days in a financial period; (xiii) inflation; (xix) increased competition; and (xx) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward- looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$3,515.8	$3,329.4	$13,951.7	$13,008.9
Cost of revenues	2,522.6	2,433.1	9,939.2	9,384.5
Gross profit	993.2	896.3	4,012.5	3,624.4
Selling, general, and administrative expenses	538.6	595.2	2,216.3	2,230.0
Amortization of intangibles and other assets	72.6	70.4	280.0	256.4
Goodwill and other asset impairments	3.6	2.8	4.3	5.3
Restructuring and other charges	110.8	11.4	127.2	46.0
Operating income	267.6	216.5	1,384.7	1,086.7
Other (expense) income:
Interest expense	(55.0)	(63.4)	(224.1)	(208.3)
Investment income	3.5	15.0	15.2	22.3
Equity method loss, net	(6.1)	(0.7)	(13.3)	(1.4)
Other, net	(19.4)	16.4	(55.0)	60.2
Earnings from operations before income taxes	190.6	183.8	1,107.5	959.5
Provision for income taxes	25.7	40.2	229.8	212.4
Net earnings	164.9	143.6	877.7	747.1
Less: Net earnings attributable to the noncontrolling interest	(0.2)	(0.2)	(1.2)	(1.1)
Net earnings attributable to Labcorp Holdings Inc.	$164.7	$143.4	$876.5	$746.0

Earnings per common share:
Basic earnings per common share	$2.00	$1.72	$10.54	$8.89
Diluted earnings per common share	$1.98	$1.70	$10.46	$8.84

Weighted-average basic common shares outstanding	82.5	83.6	83.2	83.9
Weighted-average diluted common shares outstanding	83.2	84.2	83.8	84.4

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$532.3	$1,518.7
Accounts receivable, net	2,103.8	1,944.1
Unbilled services, net	156.9	152.9
Supplies inventory	534.7	493.2
Prepaid expenses and other	692.8	697.6
Total current assets	4,020.5	4,806.5
Property, plant, and equipment, net	3,081.5	3,045.4
Goodwill, net	6,789.5	6,369.7
Intangible assets, net	3,596.0	3,488.9
Joint venture partnerships and equity method investments	153.9	16.3
Other assets, net	751.3	652.2
Total assets	$18,392.7	$18,379.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$840.8	$875.8
Accrued expenses and other	847.8	871.2
Unearned revenue	439.1	392.2
Short-term operating lease liabilities	191.1	184.6
Short-term finance lease liabilities	4.6	6.1
Short-term borrowings and current portion of long-term debt	500.1	1,000.3
Total current liabilities	2,823.5	3,330.2
Long-term debt	5,084.6	5,331.2
Operating lease liabilities	682.6	676.3
Financing lease liabilities	63.0	74.3
Deferred income taxes and other tax liabilities	454.5	383.1
Other liabilities	647.8	517.4
Total liabilities	9,756.0	10,312.5
Commitments and contingent liabilities
Noncontrolling interest	16.9	14.3
Shareholders’ equity:
Common stock, 82.2 and 83.4 shares outstanding at December 31, 2025, and 2024, respectively	7.5	7.6
Additional paid-in capital	—	2.8
Retained earnings	8,639.9	8,303.4
Accumulated other comprehensive loss	(27.6)	(261.6)
Total shareholders’ equity	8,619.8	8,052.2
Total liabilities and shareholders’ equity	$18,392.7	$18,379.0

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$164.9	$143.6	$877.7	$747.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	173.0	170.6	681.1	643.5
Stock compensation	29.7	27.3	125.8	116.7
Operating lease right-of-use asset expense	59.0	48.6	208.1	185.3
Goodwill and other asset impairments	3.6	2.8	4.3	5.3
Non-cash portion of Restructuring and other charges	101.3	—	101.3	—
Deferred income taxes	21.2	38.5	97.6	(20.1)
Other, net	19.0	16.1	70.7	62.1
Change in assets and liabilities (net of effects of acquisitions and divestitures):
Decrease (increase) in accounts receivable	4.9	90.9	(125.5)	(52.3)
(Increase) decrease in unbilled services	(0.6)	7.6	3.3	30.4
(Increase) decrease in supplies inventory	(12.3)	(14.6)	(30.2)	(12.6)
Increase in prepaid expenses and other	(41.0)	(14.7)	(25.2)	(54.5)
Increase (decrease) in accounts payable	151.6	210.3	(52.8)	72.1
Increase (decrease) in unearned revenue	47.2	3.3	34.6	(24.6)
(Decrease) increase in accrued expenses and other	(107.3)	46.9	(330.3)	(112.6)
Net cash provided by operating activities	614.2	777.2	1,640.5	1,585.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(123.9)	(112.1)	(434.5)	(489.9)
Proceeds from sale of assets	4.5	1.4	8.0	2.0
Proceeds from sale or distribution of equity affiliates or other investments	—	—	6.9	—
Purchase of equity affiliates or other investments	(12.5)	(12.7)	(192.4)	(55.0)
Proceeds from sale of business	—	1.6	—	15.1
Acquisition of businesses, net of cash acquired	(258.0)	(87.8)	(582.0)	(839.0)
Net cash used for investing activities	(389.9)	(209.6)	(1,194.0)	(1,366.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	—	—	64.8	2,463.7
Payments on revolving credit facilities	—	—	(64.8)	(2,463.7)
Proceeds from accounts receivable securitization	—	—	225.0	300.0
Proceeds from senior note offerings	—	—	—	2,000.0
Payments on senior notes	—	(400.0)	(1,000.0)	(1,000.0)
Net share settlement tax payments from issuance of stock to employees	(1.3)	(7.7)	(31.9)	(46.4)
Net proceeds from issuance of stock to employees	—	3.2	54.3	56.2
Dividends paid	(59.3)	(60.1)	(240.7)	(243.1)
Purchase of common stock	(225.0)	(75.1)	(450.0)	(250.1)
Other, net	(4.8)	(7.0)	(13.7)	(36.7)
Net cash (used for) provided by financing activities	(290.4)	(546.7)	(1,457.0)	779.9
Effect of exchange rate changes on Cash and cash equivalents	0.3	(19.5)	24.1	(17.0)
Net (decrease) increase in Cash and cash equivalents	(65.8)	1.4	(986.4)	981.9
Cash and cash equivalents at beginning of period	598.1	1,517.3	1,518.7	536.8
Cash and cash equivalents at end of period	$532.3	$1,518.7	$532.3	$1,518.7

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diagnostics Laboratories
Revenues	$2,728.5	$2,586.2	$10,876.5	$10,144.3

Adjusted operating income	$419.2	$359.5	$1,779.9	$1,606.3
Adjusted operating margin	15.4%	13.9%	16.4%	15.8%

Biopharma Laboratory Services
Revenues	$793.0	$767.0	$3,098.2	$2,922.6

Adjusted operating income	$136.1	$130.8	$498.5	$458.9
Adjusted operating margin	17.2%	17.0%	16.1%	15.7%

Consolidated
Revenues	$3,515.8	$3,329.4	$13,951.7	$13,008.9

Adjusted segment operating income	$555.3	$490.3	$2,278.4	$2,065.2
Unallocated corporate expense	(67.6)	(67.1)	(276.8)	(268.2)
Consolidated adjusted operating income	$487.7	$423.2	$2,001.6	$1,797.0
Consolidated adjusted operating margin	13.9%	12.7%	14.3%	13.8%

The consolidated revenue and adjusted segment operating income are presented net of intercompany transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted Operating Income
Operating income	$267.6	$216.5	$1,384.7	$1,086.7
Amortization of intangibles and other assets (a)	72.6	70.4	280.0	256.4
Restructuring and other charges (b)	110.8	11.4	127.2	46.0
Acquisition and disposition-related (income) costs (c)	(2.1)	51.3	52.9	146.4
Launchpad costs (d)	13.1	7.0	64.1	65.7
Asset impairments (e)	3.6	2.8	4.3	5.3
Customer and vendor cyber-event costs (f)	0.3	16.8	1.7	24.1
Other	21.8	30.7	82.9	86.4
TSA Reimbursement (g)	—	16.3	3.8	80.0
Adjusted operating income	$487.7	$423.2	$2,001.6	$1,797.0

Adjustments impacting revenues	$—	$15.0	$—	$15.0

Adjusted operating profit margin	13.9%	12.7%	14.3%	13.8%

Adjusted Net Income
Net income	$164.7	$143.4	$876.5	$746.0
Impact of adjustments to operating income	220.1	206.7	616.9	710.3
Losses on venture fund investments, net (h)	10.2	4.1	44.1	11.4
Equity method loss from SYNLAB investment(i)	5.8	—	10.8	—
Gain on sale of business (j)	—	(1.5)	—	(6.4)
Pension settlement (k)	11.1	(2.3)	11.1	—
TSA reimbursement (g)	—	(16.3)	(3.8)	(80.0)
Other	(0.2)	—	0.6	0.3
Income tax impact of adjustments (l)	(72.8)	(43.7)	(179.0)	(151.3)
Adjusted net income	$338.9	$290.4	$1,377.2	$1,230.3

Weighted average diluted shares outstanding	83.2	84.2	83.8	84.4

Adjusted net income per share	$4.07	$3.45	$16.44	$14.57

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities and contract termination costs within the organization in connection with our LaunchPad initiatives, and acquisitions or dispositions of businesses by the company, and are inclusive of the actions taken in Early Development.
(c)	Acquisition and disposition-related (income) costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, purchase price adjustments, and other integration or disposition related activities. The three and twelve months ended December 31, 2025 includes acquisition purchase price reductions of $17.0 million.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	The company impaired certain fixed assets which are no longer realizable by the business.
(f)	The company incurred cost and additional collection reserves as the result of customer and vendor cyber events.
(g)	Represents transition services fees charged to Fortrea Holdings Inc. related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(h)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(i)	Adjustment removes the impact of the equity method income from the Company’s minority investment in SYNLAB.
(j)	The company recorded a gain on the disposition of the Beacon Laboratory Benefits Solutions business.
(k)	The company incurred a charge related to its U.S. pension plan due to settlement of certain obligations to retired employees.
(l)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.